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                                                                     Exhibit 11

                         CONSENT OF INDEPENDENT AUDITORS

We consent i) to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information incorporated by reference in Post-Effective Amendment No. 8 to the Registration Statement (Form N-1A No. 33-57684) of Pacific Capital Funds; ii) to the use of our report dated September 13, 1996 appearing in the Statement of Additional Information incorporated by reference in the Registration Statement; and, iii) to the references to our firm under the captions "Financial Highlights" and "Other Service Arrangements" in each of the Retail Class Prospectuses and in the Institutional Class Prospectus incorporated by reference in the Registration Statement.

                                                  /s/ Ernst & Young LLP

Columbus, Ohio
November 19, 1996